As filed with the Securities and Exchange Commission on July 11, 2007

Registration Statement No. 333- 43074

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNKEEPERS USA TRUST

(Exact name of Registrant as specified in its Charter)

Maryland	65-0503831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

340 Royal Poinciana Way

Suite 306

Palm Beach, Florida 33480

(Address of principal executive office, including zip code)

1994 SHARE INCENTIVE PLAN

(Full title of the Plan)

Mark A. Murphy

General Counsel and Secretary

Innkeepers USA Trust

340 Royal Poinciana Way

Suite 306

Palm Beach, Florida 33480

(561) 835-1800

(Name, address, including zip code, and telephone number including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On August 4, 2000, Innkeepers USA Trust (the “Company”) filed a registration statement on Form S-8, Registration No. 333-43074 (the “Registration Statement”), with respect to 3,700,000 shares of the Company’s common shares, par value $0.01 per share (the “Common Stock”), relating to the Company’s 1994 Share Incentive Plan.

On April 15, 2007, the Company entered into that certain Agreement and Plan of Merger (the “Agreement”), by and among the Company, Grand Prix Holdings LLC, a Delaware limited liability company (“Purchaser”), Grand Prix Acquisition Trust, a Maryland real estate investment trust (“Merger Sub”), Innkeepers USA Limited Partnership, a Virginia limited partnership and the Company’s operating partnership (the “Partnership”), and Innkeepers Financial Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company (“General Partner” and, together with the Company and the Partnership, the “Innkeepers Parties”). Under the terms of the Agreement, on June 29, 2007 (the “Closing Date”), the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a subsidiary of Purchaser. On the Closing Date, each outstanding share of Common Stock, other than any shares of Common Stock held by any Innkeepers Party or any wholly-owned subsidiary of the Company (other than shares in accounts that are beneficially owned by third parties), were cancelled and converted into the right to receive $17.75 in cash, without interest.

In connection with the closing of the Merger, the Company has terminated all offerings of Common Stock to its existing registration statements, including this Registration Statement. In accordance with an undertaking made by the Company in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company that remain unsold at the termination of the offering subject to this Registration Statement, the Company hereby removes from registration all shares of Common Stock registered under this Registration Statement that remains unsold as of the date of this Post-Effective Amendment No. 1 to Form S-8 as filed with the Securities and Exchange Commission.

Item 8.	Exhibits.

Exhibit Number	Description
24.1	Power of Attorney, incorporated by reference to the Company’s Registration Statement on Form S-8 No. 333- 43074, filed with the SEC on August 4, 2000.

[Signatures on following page]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of June, 2007.

INNKEEPERS USA TRUST

By:	/s/ Jeffrey H. Fisher*
Name:	Jeffrey H. Fisher
Title:	Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 29th day of June, 2007 by the following persons in the capacities indicated.

/s/ Jeffrey H. Fisher* Jeffrey H. Fisher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Miles Berger* Miles Berger	Trustee

/s/ Thomas J. Crocker* Thomas J. Crocker	Trustee

/s/ Jack P. DeBoer* Jack P. DeBoer	Trustee

/s/ C. Gerald Goldsmith* C. Gerald Goldsmith	Trustee

/s/ Rolf E. Ruhfus* Rolf E. Ruhfus	Trustee

Randall L. Churchey	Trustee

Joel F. Zemans	Trustee

/s/ Dennis M. Craven Dennis M. Craven	Chief Financial Officer and Treasurer (Principal Financial Officer)

*	This registration statement has been signed on behalf of the above officers and directors by Mark A. Murphy, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: June 29, 2007	By:	/s/ Mark A. Murphy
	Name:	Mark A. Murphy
	Title:	Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney, incorporated by reference to the Company’s Registration Statement on Form S-8 No. 333- 43074, filed with the SEC on August 4, 2000.

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